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                                                                    EXHIBIT 23.2

                       [Letterhead of Deloitte & Touche]


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of CBRL Group, Inc. on Form S-3 of our report on the consolidated financial statements of CBRL Group, Inc. dated September 13, 2001 appearing in and incorporated by reference in the Annual Report on Form 10-K of CBRL Group, Inc. for the year ended August 3, 2001 and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP


Nashville, Tennessee
June 20, 2002